UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2007

Catcher Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50299	62-0201385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44084 Riverside Parkway, Suite 320

Leesburg, Virginia 20176

(Address of Principal Executive Offices, including zip code)

(703) 723-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 25, 2007, Catcher Holdings, Inc. (the “Company”) and Vivato Networks, Inc. (“Vivato”) announced the execution of an Agreement and Plan of Merger, dated as of September 24, 2007 (the “Merger Agreement”), by and among the Company, Vivato and Huckleberry Acquisition Corporation, a wholly-owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into Vivato, with Vivato surviving as a wholly-owned subsidiary of the Company (the “Merger”). The completion of the Merger is subject to several conditions, including the receipt of applicable approvals from Vivato’s stockholders and the delivery of Vivato’s financial statements for each of the fiscal years ended in 2007 and 2006 prepared in accordance with generally accepted accounting principles. The Merger is expected to close in the fourth quarter of 2007.

At the effective time of the Merger, all shares of Vivato common stock issued and outstanding immediately prior to the effective time will be converted automatically into the right to receive, in the aggregate, two million five hundred thousand (2,500,000) shares of the Company’s common stock, ten percent (10%) of which will be held in an escrow account until the fifteen (15) month anniversary of the closing of the Merger and will be subject to reduction based on any breaches of the representations and warranties made by Vivato in the Merger Agreement.

The securities to be issued in connection with the Merger have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities law and will be sold in a private transaction pursuant to an exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder. The shares may not be subsequently offered or sold within the United States absent registration or exemption from such registration requirements and compliance with applicable state laws. Under the terms of the Merger Agreement, the Company is obligated to register the shares of common stock issued upon the closing of the Merger for resale on a registration statement to be filed within 45 days of the closing.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Agreement and Plan of Merger attached as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company and Vivato. The Merger Agreement contains representations and warranties of the Company and Vivato. The assertions embodied in these representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

In connection with the Merger, the Company and Vivato have entered into a Management Agreement, dated as of September 24, 2007 (the “Management Agreement”) pursuant to which the Company will pay Vivato a fee of $60,000 per month for the provision of certain services described in the Management Agreement. The foregoing description of the Management Agreement is qualified in its entirety by reference to the Management Agreement attached hereto as Exhibit 10.46 and incorporated herein by reference.

Immediately prior to the closing of the Merger, Vivato will transfer certain intellectual property assets (the “Vivato IP”) to Vivato Networks Holdings, Inc. (“Vivato Holdings”). In connection with the closing of the Merger, the Company will enter into a License Agreement with Vivato Holdings pursuant to which the Company will license the Vivato IP for a period of 18 months in exchange for an aggregate of one million eight thousand (1,008,000) shares of the Company’s common stock. The Company will have the option to purchase the Vivato IP at the end of the term of the License Agreement or upon the closing of an equity financing which results in aggregate proceeds of not less than $7,500,000 to the Company. The foregoing description of the License Agreement is qualified in its entirety by reference to the Form of License Agreement attached hereto as Exhibit 10.47 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 24, 2007, by and among Catcher Holdings, Inc., Huckleberry Acquisition Corporation and Vivato Networks, Inc.

10.46	Management Agreement, dated as of September 24, 2007, by and among Catcher Holdings, Inc. and Vivato Networks, Inc.

10.47	Form of License Agreement to be executed by and between Catcher Holdings, Inc. and Vivato Networks Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATCHER HOLDINGS, INC.

September 28, 2007	By:	/s/ Denis McCarthy
Denis McCarthy
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 24, 2007, by and among Catcher Holdings, Inc., Huckleberry Acquisition Corporation and Vivato Networks, Inc.

10.46	Management Agreement, dated as of September 24, 2007, by and among Catcher Holdings, Inc. and Vivato Networks, Inc.

10.47	Form of License Agreement to be executed by and between Catcher Holdings, Inc. and Vivato Networks Holdings, Inc.